EXHIBIT 10.43(a)















                             MANUGISTICS GROUP, INC.

                             STOCK OPTION AGREEMENT


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                             STOCK OPTION AGREEMENT

     This Stock Option Agreement, dated as of April 27, 1999 is by and between Manugistics Group, Inc., a Delaware corporation (the "Company"), and Greg Owens, an individual residing at 315 Rainwater Road, Senoia, Georgia 30276 (the "Employee").

                                   BACKGROUND

     Employee was employed by the Company as its Chief Executive Officer and President pursuant to the terms of that certain letter agreement dated April 25, 1999 between Employee and the Company (the "Employment Letter"). In order to provide the Employee with a direct proprietary interest in the future success of the Company and to encourage the Employee to achieve maximum performance with the Company, the Company agreed as provided in the Employment Letter, to grant to the Employee an option to purchase 2,000,000 shares of Common Stock of the Company at a price of Seven and thirteen-sixteenths Dollars ($7.8125) per share, on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in view of the foregoing, and in consideration of the promises herein contained, and each intending to be legally bound hereby, the parties agree as follows:

     1.   Grant of Option; Payment of Exercise Price.

     a. The Company hereby grants to the Employee the right and option to purchase under the terms and conditions set forth below, 2,000,000 shares of the Company's common stock, (the "Shares"), at a price of Seven and thirteen-sixteenths Dollars ($7.8125) per share (the "Purchase Price") payable as set forth below (the "Option").

     b. The Option may be exercised, in whole or in part as to a minimum of 50


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shares or if fewer, the total number of shares subject to the Option,  by giving written notice of exercise to the Company specifying the number of Shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, plus any required federal, state and/or local withholding taxes, in cash, or in shares of common stock of the Company already owned by the Employee with such shares valued at their Fair Market Value. For such purposes, "Fair Market Value" shall be defined as the closing price of the common stock of the Company on the day immediately preceding the exercise date as reported on the Nasdaq System. The Employee may also simultaneously exercise the Option (or a part thereof) and sell all or part of the Shares thereby acquired pursuant to any arrangement then in effect between any broker and the Company, and to use the proceeds from such sale to pay the exercise price and withholding taxes.

     2. Terms and Exercise of Option.

     a. The Option shall have a term of ten years from the date hereof, and shall vest in sixty equal monthly installments over the five year period beginning on the date hereof (the "Vesting Period"). The Option may only be exercised during the ten year term hereof and only to the extent it is vested.

     b. In the event of a Change in Control of the Company (defined below), (i) if the Employee's responsibilities are not affected, fifty percent (50%) of the outstanding Option shall immediately vest, and (ii) if the Employee's responsibilities are significantly diminished or the Employee is constructively terminated (i.e., the Employee's responsibilities no longer consist of those reasonably associated with the position of Chief Executive Officer and President) one hundred percent (100%) of the outstanding Option shall immediately vest, in each instance as of

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the  effective  date of such  Change in Control,  without  regard to the Vesting
Period. A Change in Control shall be deemed to have occurred at such time as fifty one percent (51%) of the Company's voting stock shall have been acquired by any person and/or its affiliates in a single transaction or a series of related transactions.

     c. In the event the Employee's employment with the Company is terminated without cause by the Company, vesting of the Option shall accelerate for the six monthly installments immediately following such date of termination of employment, and any remaining portion of the Option which is not vested or accelerated as of such date of termination, shall terminate.

     d. In the event the Employee's employment with the Company is terminated by the Company for cause or voluntarily by the Employee, any portion of the Option not vested as of such date of termination of employment shall terminate. For purposes hereof, "cause" shall mean (i) substantial and continued failure by the Employee to perform his duties as President and Chief Executive Officer which results, or could reasonably be expected to result, in material harm to the business or reputation of the Company, which failure is not cured (if curable) by the Employee within fifteen (15) days after written notice of such failure is delivered to the Employee by the Company, (ii) gross misconduct including, without limitation, embezzlement, fraud, or misappropriation, or (iii) the commission of a felony.

     e. In no event may this Option be exercised after the expiration of the ten year term hereof. Except as provided in this Paragraph 2(e), no portion of this Option may be exercised unless the Employee is employed by the Company at the time of exercise, and may only be

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exercised by the following persons,  under the following conditions,  and in all cases subject to all provisions of this Option Agreement, and all applicable laws, rules and regulations: (i) by the Employee, (ii) by the Employee's permitted transferees as provided below in Paragraph 2(f), (iii) if the Employee shall become disabled or die, and shall not have fully exercised the Option, by the Employee or by the executors or administrators of the Employee or by any person or persons who shall have acquired the Option directly from the Employee by bequest or inheritance, but only within one year of the date of death or disability, (iv) by the Employee in the event that the Employee's employment with the Company is terminated without cause by the Company, but only within three months after such date of termination of employment; or (v) by the Employee in the event that the Employee's employment with the Company is terminated voluntarily by the Employee or with cause by the Company, but only within one month after such date of termination of employment. Notwithstanding the foregoing, the Option may be exercised only to the extent that the Option is vested pursuant to Paragraphs 2(a), 2(b), 2(c) or 2(d) of this Agreement at the date of the Employee's disability, death or termination of employment.

     f. Except as provided herein, no part of this Option, and no right or interest therein, shall be (i) assignable, alienable or transferable by the Employee, except by will or the laws of descent and distribution, or (ii) subject to any obligation, or the lien or claims of any creditor, of the Employee, or (iii) subject to any lien, encumbrance or claim of any party made in respect of or through the Employee, however arising. During the lifetime of the Employee, this Option is exercisable only by, and the Shares issued upon the exercise of this Option will be issued only to the Employee, his permitted transferees, or his legal representative. Notwithstanding the

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foregoing,  the Employee may transfer all or a portion of this Option; provided, that in no event shall any transfer be made to any person or persons other than the Employee's parents, spouse or other life partner, children or grandchildren, siblings, or children of siblings, or a trust for the exclusive benefit of one or more such persons, which transfer must be made as a gift and without any consideration, or pursuant to a qualified domestic relations order. All other transfers and any retransfer by any permitted transferee are prohibited and any such purported transfer shall be null and void. This Option and the Employee shall continue to be subject to the same terms and conditions as were in effect immediately prior to such permitted transfer. The Employee shall remain responsible to the Company for the payment of all withholding taxes incurred as a result of any exercise of this Option. In no event shall any permitted transfer of this Option create any right in any party in respect of this Option, other than the right of the permitted transferee to exercise this Option to the extent the Employee could have exercised this Option had such transfer not occurred.

     3. Recapitalization; Anti-Dilution Protection.

     a. Subject to any required action by the stockholders of the Company, the number of Shares which may be purchased at any time under the Option, and the price per share therefor, shall be proportionately adjusted for any increase or decrease in the number of outstanding shares of the common stock of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the common stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, such that, upon exercise of the Option from time to time thereafter, the

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Employee  shall be  entitled  to receive  such number of Shares as he would have received had the Option been exercised prior to such action.

     b. If the Board of Directors of the Company, during the twelve month period beginning on the date hereof, directs management of the Company to obtain additional equity capital (other than through the Company's employee benefit plans), the Company will provide to the Employee (provided Employee is then an employee of the Company) anti-dilution protection for this Option with respect to common stock or Convertible Securities (defined below) issued in consideration for the first Fifteen Million Dollars ($15,000,000) of such additional equity capital obtained. The anti-dilution protection shall be in the form of additional options granted to Employee upon the closing date of the investment of such additional equity capital, (i) priced at the Fair Market Value of the common stock of the Company on the day immediately preceding such closing date, (ii) subject to terms and conditions similar to the terms and conditions of this Option and (iii) equal to the number of shares of common stock necessary, which when added to the Option for 2,000,000 shares issued hereunder, to cause the percentage of outstanding common stock of the Company represented by the sum of the Option and such additional options, to be equal to the percentage that the Option represented on the date of this Option Agreement, adjusted for any other issuances of common stock for which anti-dilution protection is not granted hereunder. Vesting of such additional options shall be in accordance with the original grant of this Option (i.e., monthly over the remaining Vesting Period). In the event the securities issued in consideration for the additional equity capital are in the form of securities convertible into common stock ("Convertible Securities"), the number of additional options granted hereunder shall be determined

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as if the  conversion  rights  attached  to  such  Convertible  Securities  were immediately exercised; however, the additional options issued as a result of the issuance of the Convertible Securities shall only be exercisable pro rata to the extent and at such time as the conversion rights attached to such Convertible Securities are actually exercised. The condition to exercise contained in the immediately preceding sentence hereof shall be applied in addition to, and separately from, the requirement that the options must be vested in order to be exercisable.

     4. Consolidation; Merger; Dissolution and Conversion.

     a. Subject to any required action by the shareholders of the Company, if the Company shall be the surviving corporation in any merger or consolidation, while any part of this Option remains unexercised, such unexercised part of this Option shall pertain to and apply to the securities to which a holder of the number of Shares subject hereto would have been entitled (i.e., the Employee shall be entitled to purchase such number of securities as he would have received had this Option been exercised prior to such merger or consolidation).

     b. Subject to ss.2(b) above, in the event of a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, the Employee shall, in such event, have the right, immediately prior to such dissolution, liquidation, merger or consolidation, to exercise this Option in whole or in part without regard to the installment provisions of Paragraph 2(a) above, unless this Option is assumed by the surviving or acquiring corporation, or its parent.

     c. In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same

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number of shares  with a different  par value or without  par value,  the shares resulting from any such change shall be deemed to be Shares within the meaning of this Option.

     5. Notice of Exercise. The Option shall be exercisable upon the Employee giving (a) written notice to the Company of such exercise specifying the number of Shares to be purchased, (b) payment of the Purchase Price of the Shares being purchased and any applicable withholding taxes as provided in Paragraph 1(b) above, and, subject to applicable federal and state securities laws, shall be effective upon actual receipt of the foregoing (a) and (b).

     6. Failure to Exercise. If the Employee fails to exercise any part of the Option in accordance with the terms of this Agreement within the period set forth in Paragraph 2(a) above, then such part and all rights attached thereto shall automatically and immediately terminate without notice. This Agreement does not impose any obligation on the Employee to exercise the Option or any part hereof nor does it modify the other terms of Employee's employment set forth in the Employment Letter. The Employee shall have no rights as a stockholder of the Company with respect to the Shares covered by the Option unless and except to the extent that the Option shall have been validly exercised.

     7. Notices. Any and all notices or other writings, which are required to be served, or which may be served under the provisions of this Agreement, shall be in writing, and shall be sufficiently served if delivered personally or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth on the first page of this Agreement, or at such other address for a party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof. If mailed as aforesaid,

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three  (3) days  after the date of  mailing  shall be the date  notice  shall be deemed to have been received.

     8. Entire Agreement. This Agreement and the Employment Letter constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings and discussions, whether written or oral between the parties and may be amended only by a written document signed by the parties hereto.

     9. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, without reference to principles of conflicts of laws.

     10.  Headings.   The  headings  and  captions   contained  herein  are  for
convenience only and shall not control or affect the meaning or construction of any provision hereof.

     11. Corporate Action. No provision of this Option shall be construed to prevent the Company from taking any corporate action deemed by the Company to be appropriate or in its best interest, whether or not such action could have an adverse effect on this Option, and neither the Employee or the Employee's estate, personal representative, beneficiary or permitted transferee shall have any claim against the Company as a result of taking such action.

     IN WITNESS WHEREOF, the patties hereto have executed this Option on the day and year first above written. MANUGISTICS GROUP, INC.

By: /s/ Helen A. Nastasia
   -------------------------------------
Title: V.P., General Counsel & Secretary
      ----------------------------------
EMPLOYEE:
/s/ Gregory J. Owens
---------------------------
Greg Owens

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